[Latham & Watkins Letterhead]

July 18, 2001

Arden Realty, Inc.
11601 Wilshire Boulevard
Fourth Floor
Los Angeles, California 90025-1740

                     Re:    Arden Realty, Inc. and Arden Realty Limited Partnership
                               Registration Statement on Form S-3

Ladies and Gentlemen:

                      We have acted as tax counsel to Arden Realty, Inc., a Maryland corporation (the “Company”), in connection with the registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 on June 29, 2001 (together with all exhibits thereto and documents incorporated by reference therein, the “Registration Statement”).

                      You have requested our opinion concerning certain of the federal income tax consequences to the Company in connection with the Company’s election to be taxed as a real estate investment trust. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, assets and governing documents of the Company, Arden Realty Limited Partnership, a Maryland limited partnership (the “Operating Partnership”) and their subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company, the Operating Partnership and their subsidiaries with respect to certain factual matters through a certificate of an officer of the Company (the “Officer’s Certificate”).

                      In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

633 West Fifth Street, Suite 4000 • Los Angeles, California 9007I-2007
TELEPHONE: (2I3) 485-I234 • FAX: (2I3) 89I-8763

Arden Realty, Inc.
July 18, 2001

                      We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

                      Based on such facts, assumptions, and representations, it is our opinion that the statements in the Registration Statement set forth under the caption “Material Federal Income Tax Considerations,” to the extent such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

                      No opinion is expressed as to any matter not discussed herein.

                      This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or Officer’s Certificate may affect the conclusions stated herein. Moreover, the Company’s qualification and taxation as a real estate investment trust depends upon the Company’s ability to meet, through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Internal Revenue Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements.

                      This opinion is rendered only to you, and is solely for your benefit in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm, or corporation, for any purpose, without our prior written consent.

                                                                                                                                         Very truly yours,

                                                                                                                                        /s/  LATHAM & WATKINS